Exhibit 2.1

English Translation

WKN 716460/ISIN DE0007164600

1,228,504,232 No-Par Value Shares

SAP SE

Walldorf

Global Share Certificate

for

1,228,504,232 Ordinary Bearer Shares with No-Par Value

Share Numbers: No. 000 000 001 to 1 228 504 232

The holder of this Global Certificate is a shareholder in SAP SE, Walldorf, in accordance with its Articles of Association, holding 1,228,504,232 bearer shares with no-par value therein.

This Global Certificate is exclusively assigned for safe-keeping at Clearstream Banking AG, Frankfurt am Main.

To this Global Certificate a Global Dividend Coupon has been issued.

The shares certified by this Global Certificate are entitled to profit-sharing starting 1st January 2014.

Walldorf, July 2014

SAP SE

Supervisory Board	Executive Board

SAP SE

Walldorf

Bearer Global Dividend Coupon

to the

Global Share Certificate

for

1,228,504,232 Ordinary Bearer Shares with No-Par Value

No. 000 000 001 to 1 228 504 232

The holder of this Global Dividend Coupon is entitled to assert the ancillary rights arising from the above-mentioned Global Certificate.

Walldorf, July 2014

SAP SE

Supervisory Board	Executive Board